Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-179266) of Constellation Brands, Inc. of our report dated April 29, 2013 relating to the financial statements of the Piedras Negras Brewery Business, which appears in the Current Report on Form 8-K of Constellation Brands, Inc. dated April 30, 2013.

PricewaterhouseCoopers, S.C.

/s/ Omar Penna Estrada

Omar Penna Estrada

Audit Partner

Mexico City, Mexico

April 30, 2013